UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2023

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

____________________________________________________

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSSC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into Material Agreement.

On February 8, 2023, NAPCO Security Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and William Blair & Company, L.L.C. (the “Underwriters”), the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, Richard L. Soloway, and the Company’s Chief Financial Officer and Executive Vice President of Operations, Kevin S. Buchel (each, a “Selling Stockholder” and together, the “Selling Stockholders”), relating to the sale by the Selling Stockholders of an aggregate of 2,100,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) owned by them in an underwritten secondary public offering, at a price to the public of $31.50 per share. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders in the offering. Pursuant to the Underwriting Agreement, the Selling Stockholders also granted the Underwriters a 30-day option to purchase from the Selling Stockholders up to an aggregate of 300,000 additional shares of common stock at the public offering price, less the underwriting discount. The Company will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders, nor will the Company be issuing any shares in connection with the offering. The offering is expected to close on or about February 13, 2023, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The secondary public offering by the Selling Stockholders is being made pursuant to the Company’s registration statement on Form S-3ASR (Registration Statement No. 333-267376), previously filed by the company with the Securities and Exchange Commission (the “SEC”) and automatically effective on September 12, 2022, the preliminary prospectus supplement, together with the accompanying prospectus, filed with the SEC on February 8, 2023, and a final prospectus supplement, together with the accompanying prospectus, that was filed with the SEC on February 9, 2023. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to a copy of the Underwriting Agreement which is attached as Exhibit 1.1 hereto.

On February 8, 2023, the Company issued a press release announcing the pricing of the secondary offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 8, 2023.
99.1	Press Release issued by NAPCO Security Technologies, Inc. dated February 8, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.

Date: February 9, 2023	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Executive Vice President and Chief Financial Officer